Exhibit 99


    Contacts:
    Susan G. Gaffney                                         Veronica L. Rosa
    Investor Relations                                       Investor Relations
    610-408-7292                                             610-408-7196
    sgaffney@ikon.com                                        vrosa@ikon.com


                      IKON OFFICE SOLUTIONS ANNOUNCES THIRD
                                QUARTER RESULTS

                REPORTS INCREASE OVER PRIOR QUARTER AND YEAR AGO

      SEES ONGOING BENEFITS FROM PRODUCTIVITY AND COMPETITIVENESS PROGRAMS

     Valley Forge, Pennsylvania - July 28, 1999 -- IKON Office Solutions (NYSE:
IKN) today reported results for the third quarter of fiscal 1999. IKON generated net income of $27.3 million or $.18 per share, up from $22.9 million, or $.15 per share, for the second quarter of this fiscal year.

     For the third quarter of fiscal 1998, the Company generated a net loss of $10.6 million or $.11 per share before transformation costs of $16 million and special charges of $94 million before tax.

     "We are pleased with the continuing improvements generated by our productivity and competitiveness programs," stated James J. Forese, President and Chief Executive Officer. "We posted strong earnings growth and solid revenues this quarter."

     "Sustaining the momentum of prior quarters, the quality of our business continues to strengthen, allowing us to increase our investments in long-term growth opportunities for the Company. These investments include expanded training for sales and service professionals, a global branding campaign and key initiatives designed to better leverage IKON. We will also look to expand the sales force in key growth areas such as color, high volume, and major accounts as our national sales model becomes more firmly established."

     Revenues for the third quarter of fiscal 1999 were $1.39 billion, compared to $1.42 billion in the third quarter of fiscal 1998 without special charges and $1.37 billion in the second quarter of 1999. Revenues increased from this year's prior quarter, but were slightly down year over year -- due primarily to reductions in and realignment of the sales force, as well as the closure or consolidations of 22 Document Services branches and two Technology Services companies over the course of the year. These actions were taken to strengthen productivity, tighten marketing disciplines, and build a solid cost-competitive infrastructure.

     The Company's gross margin for the 1999 third quarter was 37.8%, an increase of 20 basis points from the second quarter of 1999 that stems largely from improved service margins. Service margins increased by 170 basis points from the second quarter of fiscal 1999, reflecting the growing discipline and productivity from the national sales model, which includes a focus on protecting and growing aftermarket. Improved service margins were partially offset by a decline in equipment margins due to continued price pressure in analog sales and to the closing of a portion of the Company's remanufacturing operations in June. As previously announced, in an effort to achieve better economies of scale, the Company consolidated its three North American remanufacturing operations into one plant located in Mexico.

     IKON continues to show improvement in Selling, General and Administrative expenses (SG&A) as a result of the ongoing expense reduction programs launched in the second half of fiscal 1998. Expenses in the third quarter declined as a percent of revenue by 70 basis points from the second quarter. "As we previously stated, our goal for fiscal 1999 is to reduce our SG&A expenses by 200 basis points from the fourth quarter of fiscal 1998 level excluding charges." stated Mr. Forese. "Toward that end, we have reduced expenses by 140 basis points, or $35 million, as of the end of the third quarter."

     During the quarter, in an ongoing effort to increase productivity and to position itself for growth, the Company:

o Expanded the implementation of the new sales model in North America, which is designed to maximize the Company's national presence and marketing capabilities in key focus areas, to over 70%;

o Increased color and digital equipment revenues to more than 60% of total equipment sales;

o Combined Business Services and Management Services into IKON North America, to leverage the 4,000 person sales force and expand the marketing of management services, which includes document handling, mailroom administration and related information management services at clients' facilities; and

o Began investing in a new digital service offering for legal documents, which will enable customers to manage the entire life cycle of their documents from a remote location, through digital scanning, coding and archiving capabilities.

     "We continue to hold steadfast to our goal of building a company that can deliver optimal added value to its customers by providing solutions that reflect a thorough understanding of their business needs," Mr. Forese said. "IKON has a number of key demonstrable strengths to support this goal, including a strong cash flow and recurring revenue stream, a broad array of products and services and a highly skilled and dedicated workforce."

     IKON Office Solutions (www.ikon.com) is one of the world's leading office technology companies, providing customers with total office solutions from copier and printing systems, computer networking and digital document services to copy center management, technology training and electronic file conversion. With fiscal 1998 revenues of $5.6 billion, IKON has more than 1,000 locations including the United States, Canada, Mexico, the United Kingdom, France, Germany and Denmark.

This news release includes information which may constitute forward-looking statements within the meaning of the federal securities laws. Although IKON believes the expectations contained in such forward-looking statements are reasonable, it can give no assurances that such expectations will prove correct. Such forward-looking information is based upon management's current plans or expectations and is subject to a number of risks and uncertainties that could significantly affect current plans, anticipated actions and IKON's future financial condition and results. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to conducting operations in a competitive environment; delays, difficulties, management transitions and employment issues associated with consolidation of, and/or changes in business operations; managing the integration of existing and acquired companies; risks and uncertainties associated with existing or future vendor relationships; and general economic conditions. Certain additional risks and uncertainties are set forth in IKON's 1998 Annual Report on Form 10-K/A filed with the Securities and Exchange Commission. As a consequence of these and other risks and uncertainties, current plans, anticipated actions and future financial condition and results may differ materially from those expressed in any forward-looking statements made by or on behalf of IKON.


                                      # # #

IKON Office Solutions, Inc.

FINANCIAL SUMMARY (in thousands, except earnings per share)

                                                                                         Three Months Ended June 30,
                                                                               -----------------------------------------------
                                                                                   1999             1998             % Change
                                                                               ------------     -----------        ------------
Revenues
Net sales                                                                      $   719,047      $   721,044            (0.3)%
Service and rentals                                                                586,850          594,806            (1.3)
Finance income                                                                      79,570           78,878             0.9
-----------------------------------------------------------------------------------------------------------
                                                                                 1,385,467        1,394,728            (0.7)
-----------------------------------------------------------------------------------------------------------

Costs and Expenses
Cost of goods sold                                                                 500,614          520,442            (3.8)
Service and rental costs                                                           331,240          351,701            (5.8)
Finance interest expense                                                            30,553           33,171            (7.9)
Selling and administrative                                                         455,043          543,703           (16.3)
Loss from asset impairment                                                                           20,000
Transformation costs                                                                                 16,539
-----------------------------------------------------------------------------------------------------------
                                                                                 1,317,450        1,485,556           (11.3)
-----------------------------------------------------------------------------------------------------------

Operating income (loss)                                                             68,017          (90,828)         (174.9)
Interest expense                                                                    17,031           17,684            (3.7)
-----------------------------------------------------------------------------------------------------------
Income (loss) before taxes                                                          50,986         (108,512)         (147.0)
Income taxes (benefit)                                                              23,708          (19,867)         (219.3)
-----------------------------------------------------------------------------------------------------------
Net income (loss)                                                                   27,278          (88,645)         (130.8)
-----------------------------------------------------------------------------------------------------------

Less preferred dividends                                                                              4,885
-----------------------------------------------------------------------------------------------------------
Available to common shareholders                                               $    27,278      $   (93,530)         (129.2)
                                                                               ===========      ===========


Basic Earnings (Loss) Per Share                                                $      0.18     ($      0.69)
                                                                               ===========      ===========

Diluted Earnings (Loss) Per Share                                              $      0.18     ($      0.69)
                                                                               ===========      ===========

Weighted Average Common Shares Outstanding, Basic                                  148,787          135,581             9.7%
                                                                               ===========      ===========

Weighted Average Common Shares Outstanding, Diluted                                149,115          135,581            10.0%
                                                                               ===========      ===========


Operations Analysis:
      Gross profit %, net sales                                                      30.4%           27.8%
      Gross profit %, service and rentals                                            43.6%           40.9%
      Gross profit %, finance subsidiaries                                           61.6%           57.9%
      Total gross profit %                                                           37.8%           35.1%
      SG&A as a % of revenue                                                         32.9%           39.0%
      Operating income (loss) % of revenue                                            4.9%           -6.5%
      Oper inc (loss) % of rev, excl trans costs and asset impairment loss                           -3.9%

IKON Office Solutions, Inc.

FINANCIAL SUMMARY (in thousands, except earnings per share)

                                                                                    Nine Months Ended June 30,
                                                                        ------------------------------------------------
                                                                             1999            1998               % Change
                                                                        -----------      -----------          ----------
Revenues
Net sales                                                               $ 2,146,828      $ 2,236,092              (4.0)%
Service and rentals                                                       1,754,734        1,740,694               0.8
Finance income                                                              252,972          223,788              13.0
----------------------------------------------------------------------------------------------------
                                                                          4,154,534        4,200,574              (1.1)
----------------------------------------------------------------------------------------------------

Costs and Expenses
Cost of goods sold                                                        1,464,723        1,490,189              (1.7)
Service and rental costs                                                  1,007,930        1,028,514              (2.0)
Finance interest expense                                                     92,539           96,876              (4.5)
Selling and administrative                                                1,393,917        1,450,307              (3.9)
Loss from asset impairment                                                                    20,000
Transformation costs                                                                          54,250
----------------------------------------------------------------------------------------------------
                                                                          3,959,109        4,140,136              (4.4)
----------------------------------------------------------------------------------------------------

Operating income                                                            195,425           60,438             223.3
Interest expense                                                             55,573           50,956               9.1
----------------------------------------------------------------------------------------------------
Income before taxes                                                         139,852            9,482           1,374.9
Income taxes                                                                 61,031           30,852              97.8
----------------------------------------------------------------------------------------------------
Net income (loss)                                                            78,821          (21,370)           (468.8)
----------------------------------------------------------------------------------------------------

Less preferred dividends                                                                      14,655
----------------------------------------------------------------------------------------------------
Available to common shareholders                                        $    78,821      $   (36,025)           (318.8)
                                                                        ===========      ===========


Basic Earnings (Loss) Per Share                                         $      0.53     ($      0.27)
                                                                        ===========      ===========

Diluted Earnings (Loss) Per Share                                       $      0.53     ($      0.27)
                                                                        ===========      ===========

Weighted Average Common Shares Outstanding, Basic                           148,576          134,799              10.2%
                                                                        ===========      ===========

Weighted Average Common Shares Outstanding, Diluted                         148,961          134,799              10.5%
                                                                        ===========      ===========


Operations Analysis:
      Gross profit %, net sales                                               31.8%            33.4%
      Gross profit %, service and rentals                                     42.6%            40.9%
      Gross profit %, finance subsidiaries, excl. gain                        61.2%            56.7%
      Total gross profit %, excl. gain                                        38.0%            37.7%
      SG&A as a % of revenue, excl. gain                                      33.6%            34.5%
      Operating income % of revenue, excl. gain                                4.4%             1.4%
      Oper inc % of rev, excl trans costs and asset impairment loss                             3.2%

IKON Office Solutions, Inc.

FINANCIAL SUMMARY (in thousands, except earnings per share)

                                                                 Nine Months Ended June 30, 1999
                                                     1st Qtr.        2nd Qtr.        3rd Qtr.         Total
                                                   ----------      ----------      ----------      ----------
Revenues
Net sales                                          $  707,719      $  720,062      $  719,047      $2,146,828
Service and rentals                                   591,417         576,467         586,850       1,754,734
Finance income                                         97,281 **       76,121          79,570         252,972
-------------------------------------------------------------------------------------------------------------
                                                    1,396,417       1,372,650       1,385,467       4,154,534
-------------------------------------------------------------------------------------------------------------

Costs and Expenses
Cost of goods sold                                    471,746         492,363         500,614       1,464,723
Service and rental costs                              341,589         335,101         331,240       1,007,930
Finance interest expense                               32,680          29,306          30,553          92,539
Selling and administrative expense                    477,255         461,619         455,043       1,393,917
-------------------------------------------------------------------------------------------------------------
                                                    1,323,270       1,318,389       1,317,450       3,959,109
-------------------------------------------------------------------------------------------------------------

Operating income                                       73,147          54,261          68,017         195,425
Interest expense                                       19,547          18,995          17,031          55,573
-------------------------------------------------------------------------------------------------------------
Income before taxes                                    53,600          35,266          50,986         139,852
Taxes on income                                        24,924          12,399          23,708          61,031
-------------------------------------------------------------------------------------------------------------
Net income available to shareholders               $   28,676      $   22,867      $   27,278      $   78,821
                                                   ==========      ==========      ==========      ==========


Basic EPS                                          $     0.19      $     0.15      $     0.18      $     0.53
                                                   ==========      ==========      ==========      ==========

Shares                                                148,349         148,601         148,787         148,576
                                                   ==========      ==========      ==========      ==========

Diluted EPS                                        $     0.19      $     0.15      $     0.18      $     0.53
                                                   ==========      ==========      ==========      ==========

Shares                                                148,907         148,870         149,115         148,961
                                                   ==========      ==========      ==========      ==========

Operational Analysis:
      Gross profit %, net sales                          33.3%           31.6%           30.4%           31.8%
      Gross profit %, service and rentals                42.2%           41.9%           43.6%           42.6%
      Gross profit %, financing, excl. gain              60.6%           61.5%           61.6%           61.2%
      Total gross profit, excl. gain                     38.8%           37.6%           37.8%           38.0%
      SG&A as a % of revenue, excl. gain                 34.5%           33.6%           32.9%           33.6%
      Operating income % of revenue, excl gain            4.3%            4.0%            4.9%            4.4%

** - Includes $14.3 million gain on asset securitization